Exhibit 2.1

                                     BY-LAWS

                                       of

                         AMERITRANS CAPITAL CORPORATION

                                    ARTICLE I

Offices

     1. The corporation may have offices at such places within or without the State of Delaware as the board of directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II

Stockholders' Meetings

     1. Place of all meetings. All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as the board of directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of Delaware.

     2. Annual meeting of stockholders. The annual meeting of stockholders shall be held each year on the first Friday in the fourth month following the close of the fiscal year commencing at some time between 10 a.m. and 3 p.m. if not a legal holiday, and if a legal holiday, then on the day following at the same time. In the event that such an annual meeting is not held as herein provided for, the annual meeting may be held as soon thereafter as convenient. Such subsequent meeting shall be called in the same manner as hereinafter provided for special meetings of stockholders. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote at least ten days prior to the date thereof, unless waived as provided by
Article IX of these By-laws.

     3. Special meetings of stockholders. Special meetings of stockholders may be called at any time by order of the board of directors or the executive committee and shall be called by the president or secretary at the written request of the holders of 25% of the shares of stock then outstanding and entitled to vote, stating the purpose or purposes thereof. Notice of all such meetings of the stockholders, stating the time, place, and the purposes thereof shall be given by mail as soon as possible to each stockholder entitled to vote thereat at his last known address or by delivering the same personally at least ten days before the meeting. Meetings of the stockholders may be held at any time without notice when all the stockholders entitled to vote thereat are represented in person or by proxy.

     4. Voting at stockholder's meetings. At all meetings of the stockholder's, each stockholder entitled to vote for each share of stock standing on record in his name, subject to any restrictions or qualifications set forth in the Certificate of Incorporation or any amendment thereto.




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     5.  Quorum at  stockholder's  meetings.  At any  stockholders'  meeting,  a majority of the stock outstanding and entitled to vote thereat represented in person or by proxy shall constitute a quorum. Whether or not a quorum is present the meeting may be adjourned from time to time by a vote of the holders of a majority of the shares present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting if held at the time specified in the notice thereof. When a quorum is present at any meeting, a majority in interest of the stock entitled to vote represented thereat shall decide any question brought before such meeting unless the question is one upon which, by express provision of law or of the Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern.

     6. List of stockholders to be filed, etc. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the election, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the City where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of this corporation or to vote in person or by proxy at such meeting.

                                   ARTICLE III

                               Board of Directors

     1. Number and qualification. A board of directors shall be elected at each annual meeting of stockholders, or at a special meeting held in lieu thereof as above provided. Each of the directors shall hold office until the annual meeting next after his election and until his successor shall be elected and shall qualify, or until his death in office or his earlier resignation or removal in the manner hereinafter provided. The number of directors shall be such as may be determined by the incorporators or from time to time by the stockholders or by the board of directors. In case of any increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in Article V of these By-laws. Directors need not be stockholders.

     2. Powers of directors. The business and affairs of the corporation shall be managed by or under the direction of the board of directors which may exercise all the powers possessed by the corporation itself and do all such lawful acts and things as are not inconsistent with the laws of the State of Delaware, with the Certificate of Incorporation, or with these By-laws. The board of directors shall have authority from time to time to set apart out of any assets of the corporation otherwise available for dividends a reserve or reserves of working capital, or for any such proper purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as the board may deem to be in the interests of the corporation; and the board shall likewise have power, subject to the provisions of the Certificate of Incorporation, to determine in its discretion what part of the earned surplus and/or net assets of the corporation in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the corporation.



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     3. Compensation of directors.  The board of directors may from time to time by resolution authorize the payment of fees or compensation, to the directors for services as such to the corporation, including, but not limited to, fees and traveling expenses for attendance at all meetings of the board or of the executive or other committees, and determine the amount of such fees and compensation. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     4. Directors' meetings. Meetings of the board of directors may be held either within or outside the State of Delaware. A quorum shall be a majority of directors.

     The board of directors elected at any stockholders' meeting shall at the close of that meeting, without further notice if a quorum of directors be then present, or as soon thereafter as may be convenient, hold a meeting for the election of officers and the transaction of any other business. At such meeting they shall elect a president, one or more vice presidents, a secretary and a treasurer, and such other officers as they may deem proper, none of whom except the president need be members of the board of directors.

     The board of directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the president and must be called by the president or by the secretary upon the written request of any director or a majority of the executive committee.

     Notice of each meeting, other than a regular meeting (unless required by the board of directors), shall be given to each director by mailing the same to each director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephone or telegraph to him at least one day before the meeting unless, in case of exigency, the president or secretary shall prescribe a shorter notice to be given personally or by telephone, telegraph, facsimile transmission, cable or wireless to all or any one or more of the directors at their respective residences or places of business.

     Notice of all meetings shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by statute, the Certificate of Incorporation, the By-laws, of the board of directors.

     5. Manner of Acting. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the act of the Board shall be the act by vote of a majority of the directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions herein of the General Corporation Law and these By-Laws which govern a meeting of directors to be held to fill vacancies and newly created directorships in the Board.

     6. Executive committee. The board of directors may provide for an executive committee of two or more directors and shall elect the members thereof to serve at the pleasure of the board and may designate one of such members to act as chairman. The board shall have the power at any time to change the membership of the committee, to fill vacancies in it, or to dissolve it.

     During the intervals between the meetings of the board of directors, the executive committee shall possess and may exercise any or all of the powers of the board of directors in the management of the


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business and affairs of the  corporation to the extent  authorized by resolution adopted by a majority of the entire board of directors.

     The executive committee may determine its rules or procedure and notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.

     7. Other committees. The board of directors by resolution may provide for such other standing or special committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the board of directors.

     8. Notice of Nominations. (a) Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the secretary of the corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to the stockholders. Notice of nominations which are proposed by the board of directors shall be given by the Chairman on behalf of the board. (b) Each notice under subsection
(a) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee. (c) The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and if he shall so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     9. Chairman of the Board. The Chairman of the Board (hereinafter sometimes called the "Chairman") if appointed by the board of directors, when present shall preside at all meetings of the stockholders, the board of directors and the Executive Committee. The Chairman shall perform such other duties as the board of directors or Executive Committee may prescribe from time to time.

                                   ARTICLE IV

                                    Officers

     1. Titles and election. The officers of this corporation shall be a president, one or more vice presidents, a secretary and a treasurer who shall be elected at the annual meeting of the board of directors. Each of the officers shall hold office until the next annual meeting after his election and until his successor shall be elected and shall qualify, or until his death in office or earlier resignation or removal in the manner herein specified. Any person may hold more than one office if the duties thereof can be consistently performed by the same person, and to the extent permitted by law.

     The board of directors, in its discretion, may at any time elect or appoint a chairman of the board of directors, who shall be a director, and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers or agents as it may deem advisable, all of whom shall hold office at


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the pleasure of the board and shall have such  authority  and shall perform such duties as the board shall prescribe from time to time.

     The board of directors may require any officer, agent or employee to give bond for the faithful performance of this duties in such form and with such sureties as the board may require.

     2. Duties. Subject to such extension, limitations, and other provisions as the board of directors or the By-laws may from time to time prescribe, the following officers shall have the following powers and duties:

          (a) President. The president shall be the chief executive officer of the corporation and shall have the general supervision of the business, affairs and property of the corporation and over its officers subject to the control of the board of directors and Executive Committee. In the absence or inability to act of the Chairman, the president shall preside at all meetings of the stockholders and the board of directors and shall have and perform all the powers and duties of the Chairman, subject to the control of the board of directors and Executive Committee. The president or a vice president, unless some other person is authorized by the board of directors or Executive Committee, shall sign all certificates representing shares of stock of the corporation and all bonds, deeds and contracts of the corporation. In general, the president shall exercise the powers and authority and perform all of the duties commonly incident to the office of president and shall have such other powers and perform such other duties as may be assigned to him from time to time by the board of directors or Executive Committee. The same individual may be elected or appointed Chairman of the Board and President.

          (b) Vice President. The vice president or vice presidents shall perform such duties as may be assigned to them by the board of directors and, in the absence or disability of the president, the vice presidents in order of seniority shall exercise all powers and duties pertaining to the office of the president.

          (c) Secretary. The secretary shall keep the minutes of all meetings of stockholders and of the board of directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as the board of directors shall prescribe from time to time.

          (d) Treasurer. Subject to the direction of the Vice President-Finance, if any, the treasurer, in all cases subject to the direction of the board of directors, shall have the care and custody of the monies, funds, valuable papers and documents of the corporation (other than his own bond, if any, which shall be in the custody of the president), and shall have and exercise, under the supervision of the board of directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as the board of directors shall designate. He may endorse for deposit of collection all checks, notes, etc. payable to the corporation or to its order. He shall keep accurate books of account of the corporation's transactions, which shall be the property of the corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the board of directors. He shall do and perform such other duties as may from time to time be assigned to him by the Vice President-Finance. The treasurer shall be subject in every way to the order of the board of directors and/or the president of the corporation, whenever they may require it, an account of all his transactions and of the financial condition of the corporation.


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     3.  Delegation  of  authority.  The  board of  directors  or the  Executive
Committee may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

     4. Salaries. The salaries of all officers shall be fixed by the board of directors or the Executive Committee, and the fact that any officer is a director shall not preclude him from receiving a salary or from voting upon the resolution providing the same.

                                    ARTICLE V

                       Resignation, Removals and Vacancies

     1. Resignation. Any director, officer, or agent may resign at any time by giving written notice thereof to the board of directors, the president, or the secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

     2. Removals. The holders of the Common and Preferred Stock, voting together as one class, at any meeting called for such purpose may, by vote of the majority of the issued and outstanding shares of the Common and Preferred Stock entitled to vote, remove from office, with or without cause, any director elected by such Stockholders, and elect his successor. Directors who are elected solely by the holders of a Class of Preferred Stock, by vote of the majority of the issued and outstanding shares of such class of Preferred Stock, remove from office, with or without cause, any such director, and elect his successor. The board of directors, by a majority vote of the total number of directors at a meeting called for such purpose, may remove from office any officer of the corporation with or without cause. The board may delegate the powers and duties for the time being of any officer to any other officer or to any director.

     3. Vacancies. When the office of any director or officer becomes vacant, whether by reason of increase in the number of directors or otherwise, the remaining director or directors, although less than a quorum, may elect a successor for such office who shall hold the same for the unexpired term, or the directors may reduce their number by the number of such vacancies in the board provided such reduction shall not reduce the board to less than one.

                                   ARTICLE VI

                                  Capital Stock

     1. Certificates of stock. Every stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the corporation in such form as may be prescribed by the board of directors, duly numbered setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any of such signatures and the corporate seal affixed to any stock certificate may be in facsimile.

     In case any officer who has signed, or whose facsimile signature has been used on a certificate has ceased to be an officer before the certificate has been delivered, such certificate may nevertheless be adopted and issued and delivered by the corporation, or its transfer agent, as though the officer who


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signed  such  certificate  or  certificates,  or whose  facsimile  signature  or signatures shall have been used thereon, had not ceased to be such officer of the corporation.

     2. Transfer of stock. Shares of the capital stock of the corporation shall be transferable only upon the books of the corporation by the holder in person or by attorney duly authorized and upon the surrender of the certificate or certificates properly assigned and endorsed. If the corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any office or representative thereof may be in facsimile.

     The board of directors may appoint a transfer agent and one or more co-transfer agents and a registrar of transfer and may make all such rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of stock.

     3. Transfer books. The board of directors may fix a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall come into effect,as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and vote at such meeting or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case ma be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. The record date shall not precede the date upon which the resolution fixing the record date is adopted.

     4. Lost certificates. In case of loss or mutilation or theft or destruction of a certificate of stock of this corporation, a duplicate certificate may be issued upon such terms as the board of directors may determine.

                                   ARTICLE VII

                    Fiscal Year, Bank Deposits, Checks, etc.

     1. Fiscal year. The fiscal year of the corporation will commence on the first day of January of each year or at such other time as the board of directors may designate.

     2. Bank deposits, checks, etc. The funds of the corporation shall be deposited in the name of the corporation in such banks or trust companies as the board of directors may from time to time designate.

     All checks, drafts, notes or other obligations for the payment of money shall be signed by such persons as the board of directors may from time to time by resolution may direct or authorize.



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                                  ARTICLE VIII

                                Books and Records

     1. Place of keeping books. Unless otherwise expressly required by the laws of Delaware, the books and records of this corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the board of directors.

     2. Examination of books. Except as otherwise provided in the Certificate of Incorporation or in these By-laws, the board of directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts, records and books of this corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of this corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the board of directors.

                                   ARTICLE IX

                                     Notices

     1. Requirements of notice. Whenever notice is required to be given by statute or by these By-laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office or letter box, postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

     2. Waivers. Any stockholder, director or officer may, in writing or by telegram or cable or facsimile transmission, or facsimile transmission at any time waive any notice or other formality required by statute or these By-laws. Such waiver of notice, whether given before or after any meeting, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders' meeting and presence of any director at any meeting of the board of directors shall constitute a waiver of such notice as may be required by any statute or these By-laws.

                                    ARTICLE X

                                      Seal

     The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation the year of its creation and the words "Corporate Seal, Delaware."

                                   ARTICLE XI

                               Powers of Attorney

     The board of directors may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution.



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                                   ARTICLE XII

                    Indemnification of Directors and Officers

     1. Definitions. As used in this article, the term "person" means any past, present or future director or officer of the corporation or a designated officer of an operating division of the corporation.

     2. Indemnification granted. The corporation shall indemnify, to the full extent and under the circumstances permitted by the Delaware General Corporation Law in effect from time to time, any person as defined above, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer of the corporation, or is or was serving at the specific request of the corporation as a director, officer or employee or agent of another company or other enterprise in which the corporation should own, directly or indirectly, an equity interest or of which it may be a creditor.

     This right of indemnification shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by By-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person. It is not intended that the provisions of this article be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the Unites States of America whether as a matter of public policy or pursuant to statutory provision.

     3. Miscellaneous. The board of directors may also on behalf of the corporation grant indemnification to any individual other than a person defined herein to such extent and in such manner as the Board in its sole discretion from time to time and at any time determine.

                                  ARTICLE XIII

                                   Amendments

     These By-laws may be amended or repealed at any meeting of stockholders or at any meeting of the board of directors, as provided in Article II and Article III hereof, respectively, provided in the notice of such meeting thereof shall contain a statement of substance of the proposed amendment or repeal.


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